Exhibit 99.1
N-able Announces First Quarter 2026 Results

Delivers ARR Growth of 11% Year-Over-Year

Exceeds First Quarter Revenue and Adjusted EBITDA Guidance

Maintains Full-Year ARR Outlook of $581M to $586M

BURLINGTON, Massachusetts - May 7, 2026 - N-able, Inc. (NYSE:NABL), a global cybersecurity company delivering business resilience, today reported results for its first quarter ended March 31, 2026.

“We delivered a strong first quarter, driven by improving retention and continued progress across the business,” said N-able president and CEO John Pagliuca. “As AI accelerates both the threat landscape and IT complexity, we believe cybersecurity is reaching an inflection point. Our platform is purpose‑built for this moment - embedded where customers already operate and increasingly automating work historically delivered through services - allowing our partners to scale more efficiently while strengthening their security posture.”

“Our first quarter performance reflected disciplined execution, continued upmarket traction, and expanding platform adoption,” added N-able CFO Tim O’Brien. “As we look ahead, we remain focused on strong execution while driving a balanced mix of growth and profit.”

First quarter 2026 financial highlights:

•Total revenue of $133.7 million, representing 13.1% year-over-year growth, or 8.3% year-over-year growth on a constant currency basis.
•Subscription revenue of $132.5 million, representing 13.4% year-over-year growth, or 8.6% year-over-year growth on a constant currency basis.
•Total ARR of $548.0 million, representing 11.2% year-over-year growth, or 7.9% year-over-year growth on a constant currency basis.
•GAAP gross margin of 76.2% and non-GAAP gross margin of 79.7%.
•GAAP net loss of $0.6 million, or $0.00 per diluted share, and non-GAAP net income of $16.6 million, or $0.09 per diluted share.
•Adjusted EBITDA of $36.7 million, representing an adjusted EBITDA margin of 27.5%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional recent business highlights:

•N-able announced a partnership with Manchester City as Official Cybersecurity Partner, protecting critical systems, data, and daily operations across the Club’s digital environment.
•N-able published its 2026 State of the SOC report, informed by telemetry and frontline response data from the N-able SOC, highlighting the pace and evolution of today’s attack environment. The report demonstrates that escalating alert volumes, faster attack execution, and increasingly sophisticated adversaries are exposing the limits of legacy SOC approaches, accelerating the need for AI-driven operations that can keep pace.
•N-able introduced its custom Model Context Protocol (MCP) server, securely connecting AI tools directly to live data inside N-able’s Unified Endpoint Management solutions. This allows teams to use AI platforms they already rely on, such as Claude, ChatGPT, or Copilot, to query data and take controlled action across systems in real-time.
•N-able launched N-zo, an in-product AI assistant that delivers embedded guidance to help teams resolve issues faster. N-zo helps streamline daily operations, reduce tool hopping, and accelerate time to resolution, delivering up to 70% faster IT operations across certain tasks.
•N‑able expanded Data Protection innovation with the introduction of Disaster Recovery as a Service (DRaaS) to accelerate time to recovery and reduce customer burden associated with managing backup infrastructure. N-able also announced enhanced Anomaly Detection capabilities, to help thwart identity-based attacks and flag indicators of compromise to backup environments.

Balance Sheet

As of March 31, 2026, total cash and cash equivalents were $117.8 million and total debt, net of debt issuance costs, was $393.1 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of May 7, 2026, N-able is providing its financial outlook for the second quarter of 2026 and full-year 2026. The financial information below includes forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the Second Quarter of 2026

N-able management currently expects to achieve the following results for the second quarter of 2026:

•Total revenue in the range of $137.5 to $138.5 million, representing approximately 5% to 6% year-over-year growth on a reported basis and 4% on a constant currency basis.
•Adjusted EBITDA in the range of $39.5 to $40.5 million, representing approximately 29% of total revenue.

Financial Outlook for Full-Year 2026

N-able management currently expects to achieve the following results for the full-year 2026:

•Total ARR in the range of $581 to $586 million, representing approximately 8% to 9% year-over-year growth on a reported and constant currency basis.
•Total revenue in the range of $554 to $559 million, representing approximately 8% to 9% year-over-year growth on a reported basis and 7% to 8% on a constant currency basis.
•Adjusted EBITDA in the range of $167 to $171 million, representing approximately 30% to 31% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call to discuss its financial results, business and business outlook at 8:30 a.m. ET on May 7, 2026. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full-year 2026, our product development and market opportunity, and the impact of AI and macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the impact of adverse economic conditions; (b) our ability to sell subscriptions to new customers, to sell additional solutions to our existing customers and to increase the usage of our solutions by our existing customers, as well as our ability to generate and maintain customer loyalty; (c) our ability to sell our solutions through distributors and resellers; (d) any decline in our renewal or net retention rates; (e) our ability to successfully incorporate AI-powered features into our solutions, market and sell any AI-powered solutions we develop, garner increased market share projected for AI-powered solutions, and realize efficiencies from the internal use of AI tools, as well as other risks related to our use of AI; (f) any decline in our renewal or net retention rates; (g) the possibility that general economic, political, legal and regulatory conditions and uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions, trade or other issues in the U.S. and internationally, including increased tariffs or trade wars, or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (h) recent significant changes to U.S. trade policies and reciprocal trade measures enacted or threatened, which have led and may continue to lead to volatility and uncertainty, including increased market volatility and currency exchange rate fluctuations, which may also cause information technology spending to be reduced or purchasing decisions to be delayed; (i) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (j) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (k) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (l) risks associated with our international operations; (m) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (n) risks that cyberattacks and other security incidents may result in compromises or breaches of our, our customers’, or their SMB and mid-market customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our customers’, or their SMB and mid-market customers’ environments, the exploitation of vulnerabilities in our, our customers’, or their SMB and mid-market customers’ security, the theft or misappropriation of our, our customers’, or their SMB and mid-market customers’ proprietary and confidential information, and interference with our, our customers’, or their SMB and mid-market customers’ operations, exposure to legal and other liabilities, higher customer and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (o) our status as a controlled company; (p) our ability to attract and retain qualified employees and key personnel; (q) the timing and success of new product introductions and product upgrades by us or our competitors; (r) our ability to maintain or grow our brands, including the Adlumin brand; (s) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (t) the possibility that our operating income could fluctuate and may decline as a percentage of revenue as we make further expenditures to expand our operations in order to support growth in our business; (u) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (v) our ability to operate our business internationally and increase sales of our solutions to our customers located outside of the United States; and (w) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2025, that N-able filed with the SEC on February 26, 2026. All information provided in this press release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and securities analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Definitions of Non-GAAP and Other Metrics

Annual Recurring Revenue (ARR). We calculate ARR by annualizing the recurring revenue and related usage revenue inclusive of discounts, excluding the impacts of credits and reserves, recognized during the last day of the reporting period from both long-term and month-to-month subscriptions. We believe ARR enhances the understanding of our business performance and the growth of our relationships with our customers.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross profit, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, transaction related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income, respectively, divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Transaction Related Costs. We exclude certain expense items resulting from proposed and completed acquisitions, dispositions and similar transactions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, such proposed and completed transactions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude transaction related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of peer companies with different transaction related activities, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income, interest on deferred consideration, and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average diluted outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency losses (gains), transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and certain one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses. Effective July 1, 2025, we have removed from our computation of unlevered free cash flow non-cash items generally relating to cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items. Unlevered free cash flow for all prior periods presented has been revised to the current period computation.

About N-able

N-able protects businesses from evolving cyberthreats. Our AI-powered cybersecurity platform delivers business resilience to more than 500,000 organizations worldwide, leveraging advanced end-to-end capabilities, simplified workflows, market-leading integrations, and flexible deployment options to improve efficiency and drive critical security outcomes. Our partner-first approach pairs our technology with experts, training, and peer-led events that empower customers to be secure, resilient, and successful. n-able.com

© 2026 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Griffin Gyr ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$117,812	$111,837
Accounts receivable, net of allowances of $4,232 and $4,059 as of March 31, 2026 and December 31, 2025, respectively	46,062	50,342
Income tax receivable	3,172	3,432
Recoverable taxes	6,126	9,807
Current contract assets	14,248	19,528
Prepaid and other current assets	23,556	21,494
Total current assets	210,976	216,440
Property and equipment, net	37,786	37,962
Operating lease right-of-use assets	35,113	28,666
Deferred taxes	4,262	4,412
Goodwill	1,014,665	1,024,300
Intangible assets, net	59,988	64,786
Other assets, net	32,526	33,340
Total assets	$1,395,316	$1,409,906
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,729	$8,999
Accrued liabilities and other	40,298	55,756
Current contingent consideration	10,253	10,840
Current deferred consideration	62,363	60,720
Current operating lease liabilities	6,359	7,203
Income taxes payable	9,717	9,803
Current portion of deferred revenue	20,677	24,494
Current debt obligation	4,000	4,000
Total current liabilities	167,396	181,815
Long-term liabilities:
Deferred revenue, net of current portion	1,358	1,747
Non-current deferred taxes	1,724	1,847
Non-current operating lease liabilities	36,203	29,284
Long-term debt, net of current portion	389,099	389,873
Other long-term liabilities	705	685
Total liabilities	596,485	605,251
Commitments and contingencies (Note 11)
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized, 192,154,445 and 190,459,837 shares issued, and 188,378,290 and 186,683,682 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	191	190
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Treasury stock, at cost: 3,776,155 shares as of March 31, 2026 and December 31, 2025	(30,000)	(30,000)
Additional paid-in capital	754,422	746,599
Accumulated other comprehensive income	20,661	33,694
Retained earnings	53,557	54,172
Total stockholders' equity	798,831	804,655
Total liabilities and stockholders' equity	$1,395,316	$1,409,906

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Subscription and other revenue	$133,675	$118,197
Cost of revenue:
Cost of revenue	27,510	23,511
Amortization of acquired technologies	4,241	4,167
Total cost of revenue	31,751	27,678
Gross profit	101,924	90,519
Operating expenses:
Sales and marketing	42,586	40,404
Research and development	26,138	23,884
General and administrative	20,247	23,908
Amortization of acquired intangibles	496	499
Total operating expenses	89,467	88,695
Operating income	12,457	1,824
Other expense, net:
Interest expense, net	(7,589)	(7,071)
Other (expense) income, net	(683)	1,385
Total other expense, net	(8,272)	(5,686)
Income (loss) before income taxes	4,185	(3,862)
Income tax expense	4,800	3,300
Net loss	$(615)	$(7,162)
Net loss per share:
Basic loss per share	$(0.00)	$(0.04)
Diluted loss per share	$(0.00)	$(0.04)
Weighted-average shares used to compute net loss per share:
Shares used in computation of basic loss per share:	187,546	188,234
Shares used in computation of diluted loss per share:	187,546	188,234

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(615)	$(7,162)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,356	10,417
Provision for doubtful accounts	173	60
Stock-based compensation expense	11,051	11,669
Deferred taxes	(13)	20
Amortization of debt issuance costs and discounts	226	390
Loss (gain) on foreign currency exchange rates	1,146	(783)
(Gain) loss on contingent consideration	(587)	700
Deferred consideration expense	1,643	3,688
Loss (gain) on lease modification	11	(413)
Other non-cash expenses	1	141
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	4,104	268
Income taxes receivable	243	(89)
Recoverable taxes	3,601	12,420
Current contract assets	5,280	2,859
Operating lease right-of-use assets, net	(408)	(365)
Prepaid expenses and other current assets	(2,111)	(6,698)
Accounts payable	1,496	(2,710)
Accrued liabilities and other	(14,956)	(3,901)
Income taxes payable	(1,100)	349
Deferred revenue	(4,207)	(558)
Other long-term assets	1,117	(661)
Other long-term liabilities	20	36
Net cash provided by operating activities	17,471	19,677
Cash flows from investing activities
Purchases of property and equipment	(1,687)	(3,288)
Purchases of intangible assets and other	(2,552)	(2,788)
Net cash used in investing activities	(4,239)	(6,076)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(4,604)	(7,712)
Exercise of stock options	3	2
Proceeds from issuance of common stock under employee stock purchase plan	1,177	1,296
Repayments of borrowings under Credit Agreement	(1,000)	(875)
Net cash used in financing activities	(4,424)	(7,289)
Effect of exchange rate changes on cash and cash equivalents	(2,833)	2,582
Net increase in cash and cash equivalents	5,975	8,894
Cash and cash equivalents
Beginning of period	111,837	85,196
End of period	$117,812	$94,090
Supplemental disclosure of cash flow information
Cash paid for interest	$6,856	$6,447
Cash paid for income taxes	$5,592	$2,157
Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$3,020	$29
Right-of-use assets obtained in exchange for operating lease liabilities	$7,802	$3,338

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2026	2025

GAAP cost of revenue	$31,751	$27,678
Stock-based compensation expense and related employer-paid payroll taxes	(433)	(468)
Amortization of acquired technologies	(4,241)	(4,167)
Transaction related costs	63	(147)
Non-GAAP cost of revenue	$27,140	$22,896

GAAP gross profit	$101,924	$90,519
Stock-based compensation expense and related employer-paid payroll taxes	433	468
Amortization of acquired technologies	4,241	4,167
Transaction related costs	(63)	147
Non-GAAP gross profit	$106,535	$95,301

GAAP sales and marketing expense	$42,586	$40,404
Stock-based compensation expense and related employer-paid payroll taxes	(4,172)	(4,465)
Transaction related costs	63	(951)
Restructuring costs and other	(543)	(160)
Non-GAAP sales and marketing expense	$37,934	$34,828

GAAP research and development expense	$26,138	$23,884
Stock-based compensation expense and related employer-paid payroll taxes	(2,856)	(2,975)
Transaction related costs	—	(80)
Restructuring costs and other	47	(122)
Non-GAAP research and development expense	$23,329	$20,707

GAAP general and administrative expense	$20,247	$23,908
Stock-based compensation expense and related employer-paid payroll taxes	(4,301)	(4,776)
Transaction related costs	(305)	(5,076)
Restructuring costs and other	(18)	420
Non-GAAP general and administrative expense	$15,623	$14,476

GAAP operating income	$12,457	$1,824
Amortization of acquired technologies	4,241	4,167
Amortization of acquired intangibles	496	499
Stock-based compensation expense and related employer-paid payroll taxes	11,762	12,684
Transaction related costs	179	6,254
Restructuring costs and other	514	(138)
Non-GAAP operating income	$29,649	$25,290
GAAP operating margin	9.3%	1.5%
Non-GAAP operating margin	22.2%	21.4%

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
GAAP net loss	$(615)	$(7,162)
Amortization of acquired technologies	4,241	4,167
Amortization of acquired intangibles	496	499
Stock-based compensation expense and related employer-paid payroll taxes	11,762	12,684
Transaction related costs	179	6,254
Interest on deferred consideration	790	—
Restructuring costs and other	514	(138)
Tax benefits associated with above adjustments (1)	(732)	(683)
Non-GAAP net income	$16,635	$15,621

GAAP diluted loss per share	$(0.00)	$(0.04)
Non-GAAP diluted income per share	$0.09	$0.08

Shares used in computation of GAAP diluted loss per share:	187,546	188,234
Shares used in computation of non-GAAP diluted income per share:	188,770	189,127
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(1) The tax benefits associated with non-GAAP adjustments for the three months ended March 31, 2026 and 2025, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2026	2025

Net loss	$(615)	$(7,162)
Amortization	6,564	6,178
Depreciation	4,792	4,239
Income tax expense	4,800	3,300
Interest expense, net	7,589	7,071
Unrealized foreign currency losses (gains)	1,146	(783)
Transaction related costs	179	6,254
Stock-based compensation expense and related employer-paid payroll taxes	11,763	12,684
Restructuring costs and other	514	(138)
Adjusted EBITDA	$36,732	$31,643
Adjusted EBITDA margin	27.5%	26.8%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2026	2025	Growth Rate

GAAP subscription revenue	$132,459	$116,849	13.4%
Estimated foreign currency impact (1)	(5,612)	—	(4.8)
Non-GAAP subscription revenue on a constant currency basis	$126,847	$116,849	8.6%

GAAP other revenue	$1,216	$1,348	(9.8)%
Estimated foreign currency impact (1)	(30)	—	(2.2)
Non-GAAP other revenue on a constant currency basis	$1,186	$1,348	(12.0)%

GAAP subscription and other revenue	$133,675	$118,197	13.1%
Estimated foreign currency impact (1)	(5,642)	—	(4.8)
Non-GAAP subscription and other revenue on a constant currency basis	$128,033	$118,197	8.3%
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(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods for the three months ended March 31, 2026 and 2025, respectively.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2026	2025

Net cash provided by operating activities	$17,471	$19,677
Purchases of property and equipment	(1,687)	(3,288)
Purchases of intangible assets	(2,552)	(2,788)
Free cash flow	13,232	13,601
Cash paid for interest, net of cash interest received	6,856	6,447
Cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items (1)	1,764	5,042
Unlevered free cash flow (1)	$21,852	$25,090
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(1) Effective July 1, 2025, we have removed from our computation of unlevered free cash flow non-cash items generally relating to cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items. Unlevered free cash flow for all prior periods presented has been revised to the current period computation.